EXHIBIT 23.4

CONRAD C. LYSIAK Attorney and Counselor at Law 601 West First Avenue Suite 503 Spokane, Washington 99201 (509) 624-1475 FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name and my opinion in connection with the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Relay Mines Limited.

Dated this 6th day of December, 2001.

Yours truly,
/s/ Conrad C. Lysiak